Exhibit 99.2
LEGACY RESERVES LP

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF MARCH 31, 2014

	Legacy	Pro Forma Adjustments		Pro Forma
	(In thousands)
ASSETS
Current assets:
Cash	$2,972	$(329,177)	(a)	$(34,467)
		291,738	(b)

Accounts receivable, net:
Oil and natural gas	59,614	—		59,614
Joint interest owners	15,957	—		15,957
Other	529	—		529
Fair value of derivatives	2,266	—		2,266
Prepaid expenses and other current assets	4,100	—		4,100
Total current assets	85,438	(37,439)		47,999
Oil and natural gas properties, at cost:
Proved oil and natural gas properties using the successful efforts
method of accounting	2,287,952	403,980	(a)	2,691,932
Unproved properties	58,611	—		58,611
Accumulated depletion, depreciation, amortization and impairment	(821,762)	—		(821,762)
	1,524,801	403,980		1,928,781
Other property and equipment, net	3,604	—		3,604
Deposits on pending acquisitions	11,200	—		11,200
Operating rights, net	2,871	—		2,871
Fair value of derivatives	15,925	—		15,925
Other assets, net	16,811	5,262	(b)	22,073
Investment in equity method investee	3,880	—		3,880
Total assets	$1,664,530	$371,803		$2,036,333
LIABILITIES AND PARTNERS’ EQUITY
Current liabilities:
Accounts payable	$8,147	$—		$8,147
Accrued oil and natural gas liabilities	73,872	—		73,872
Fair value of derivatives	15,403	—		15,403
Asset retirement obligation	2,610	—		2,610
Other	19,010	—		19,010
Total current liabilities	119,042	—		119,042
Long-term debt	891,149	297,000	(b)	1,188,149
Asset retirement obligation	174,345	43,989	(a)	218,334
Fair value of derivatives	1,438	—		1,438
Other long-term liabilities	1,528	—		1,528
Total liabilities	1,187,502	340,989		1,528,491
Partners’ equity:
Incentive distribution equity	—	30,814	(a)	30,814
Limited partners’ equity	476,954	—		476,954
General partner’s equity	74	—		74
Total partners’ equity	477,028	30,814		507,842
Total liabilities and partners’ equity	$1,664,530	$371,803		$2,036,333
See accompanying notes to unaudited pro forma combined financial statements.

LEGACY RESERVES LP

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2014

	Legacy Historical	WPX Acquisition Properties Historical	Pro Forma Adjustments		Pro Forma
	(In thousands, except per unit data)
Revenues:
Oil sales	$102,055	$1,020	$—		$103,075
Natural gas liquids (NGL) sales	3,965	3,122	—		7,087
Natural gas sales	19,883	18,622	—		38,505
Total revenues	125,903	22,764	—		148,667
Expenses:
Oil and natural gas production	42,534	2,364	—		44,898
Production and other taxes	7,955	1,943	—		9,898
General and administrative	7,647	—	—		7,647
Depletion, depreciation, amortization and accretion	33,697	—	9,977	(a)	43,674
Impairment of long-lived assets	1,412	—	—		1,412
Loss on disposal of assets	2,301	—	—		2,301
Total expenses	95,546	4,307	9,977		109,830
Operating income (loss)	30,357	18,457	(9,977)		38,837
Other income (expense):
Interest income	223	—	—		223
Interest expense	(13,939)	—	(5,181)	(b)	(19,120)
Equity in income of partnership	(8)	—	—		(8)
Net losses on commodity derivatives	(15,886)	—	—		(15,886)
Other	93	—	—		93
Income (loss) before income taxes	840	18,457	(15,158)		4,139
Income tax expense	(314)	—	—		(314)
Net income (loss)	$526	$18,457	$(15,158)		$3,825
Income per unit — basic and diluted	$0.01				$0.07
Weighted average number of units used in
computing net income per unit —
Basic	57,309		—		57,309
Diluted	57,367		—		57,367

See accompanying notes to unaudited pro forma combined financial statements.

LEGACY RESERVES LP

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2013

	Legacy Historical	WPX Acquisition Properties Historical	Pro Forma Adjustments		Pro Forma
	(In thousands, except per unit data)
Revenues:
Oil sales	$405,536	$4,266	$—		$409,802
Natural gas liquids (NGL) sales	14,095	11,945	—		26,040
Natural gas sales	65,858	48,268	—		114,126
Total revenues	485,489	64,479	—		549,968
Expenses:
Oil and natural gas production	154,679	10,129	—		164,808
Production and other taxes	29,508	5,365	—		34,873
General and administrative	28,907	—	—		28,907
Depletion, depreciation, amortization and accretion	158,415	—	42,867	(a)	201,282
Impairment of long-lived assets	85,757	—	—		85,757
Loss on disposal of assets	579	—	—		579
Total expenses	457,845	15,494	42,867		516,206
Operating income (loss)	27,644	48,985	(42,867)		33,762
Other income (expense):
Interest income	776	—	—		776
Interest expense	(50,089)	—	(20,887)	(b)	(70,976)
Equity in income of partnership	559	—	—		559
Net losses on commodity derivatives	(13,531)	—	—		(13,531)
Other	18	—	—		18
Income (loss) before income taxes	(34,623)	48,985	(63,754)		(49,392)
Income tax expense	(649)	—	—		(649)
Net income (loss)	$(35,272)	$48,985	$(63,754)		$(50,041)
Loss per unit — basic and diluted	$(0.62)				$(0.87)
Weighted average number of units used in
computing net loss per unit —
Basic	57,220		—		57,220
Diluted	57,220		—		57,220

See accompanying notes to unaudited pro forma combined financial statements.

1.Basis of Presentation:

The financial statements included in this report present a pro forma combined balance sheet and pro forma combined results of operations reflecting the pro forma effect of certain transactions, discussed in detail below, entered into by Legacy Reserves LP ("Legacy").

The unaudited pro forma combined balance sheet as of March 31, 2014 included in this report gives effect to Legacy's June 4, 2014 acquisition of certain oil and natural gas properties located primarily in the Piceance Basin in Garfield County, Colorado acquired from WPX Rocky Mountain Energy, LLC ("WPX"), a wholly owned subsidiary of WPX Energy, Inc. (the "WPX Acquisition Properties") assuming the acquisition occurred on March 31, 2014.

The unaudited pro forma combined balance sheet as of March 31, 2014 is derived from the historical consolidated financial statements of Legacy and the purchase price allocation of the WPX Acquisition Properties.

The unaudited pro forma combined statements of operations for the three months ended March 31, 2014 and the year ended December 31, 2013 give effect to the WPX Acquisition Properties assuming the acquisition occurred on January 1, 2013. They are derived from the historical consolidated financial statements of Legacy, the historical statements of revenues and direct operating expenses of the WPX Acquisition Properties and pro forma adjustments based on assumptions Legacy has deemed appropriate.

The related pro forma adjustments are described below. In the opinion of Legacy's management, all adjustments have been made that are necessary to present, in accordance with the Securities and Exchange Commision's (the "SEC") Regulation S-X, the pro forma combined financial statements.

The unaudited pro forma combined balance sheet and statements of operations are presented for illustrative purposes only, and do not purport to be indicative of the financial position or results of operations that would actually have occurred if the acquisition of the WPX Acquisition Properties had occurred as presented in such statements or that may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to factors described in "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2013 and elsewhere in Legacy's reports and filings with the SEC. The unaudited pro forma combined balance sheet and statements of operations should be read in conjunction with our historical consolidated financial statements and the notes thereto included in our Annual Reports on Form 10-K for the year ended December 31, 2013 and on our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2014 and March 31, 2014.

The pro forma statements should also be read in conjunction with the historical financial statements and the notes thereto of the acquired business reflected therein as filed herewith by Legacy with the SEC.

2.Pro Forma Adjustments

The unaudited pro forma combined financial statements reflect the following adjustments:

a.To record the acquisition of the WPX Acquisition Properties and related incremental depreciation, depletion and amortization, using the units of production method, and accretion of associated asset retirement obligation.

On June 4, 2014, Legacy closed the acquisition of the WPX Acquisition Properties for a net purchase price of $360.0 million comprised of $329.2 million of cash and Incentive Distribution Units valued at $30.8 million. The allocation of purchase price to the fair value of the acquired assets and liabilities assumed was as follows:

Proved oil and natural gas properties including related equipment	$403,980
Total assets	403,980
Future abandonment costs	(43,989)
Fair value of net assets acquired	$359,991

b.To record the issuance of $300 million in aggregate principal amount of senior unsecured notes due 2021 net of $3 million of original issuer discount, issued to fund a portion of the WPX Acquisition Properties and the associated issuance cost and interest expense, including accretion of original purchasers discount and amortization of deferred issuance costs.

3.Oil, Natural Gas and NGL Reserve Disclosures

The following table sets forth certain unaudited pro forma information concerning our proved oil, natural gas and NGL reserves for the year ended December 31, 2013, giving effect to the acquisition of the WPX Acquisition Properties. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represent estimates only and should not be construed as being exact:

	Oil (MBbls)
	Legacy Historical	WPX Acquisition Properties	Pro Forma Total
Total Proved Reserves:
Balance, December 31, 2012	52,008	596	52,604
Purchases of minerals-in-place	4,359	—	4,359
Sales of minerals-in-place	(531)	—	(531)
Extensions and discoveries	5	—	5
Revisions from drilling and recompletions	814	—	814
Revisions of previous estimates due to price	719	39	758
Revisions of previous estimates due to performance	4,131	—	4,131
Production	(4,475)	(50)	(4,525)
Balance, December 31, 2013	57,030	585	57,615
Proved Developed Reserves:
December 31, 2012	46,260	596	46,856
December 31, 2013	48,775	585	49,360
Proved Undeveloped Reserves:
December 31, 2012	5,748	—	5,748
December 31, 2013	8,255	—	8,255

	Gas (MMcf)
	Legacy Historical	WPX Acquisition Properties	Pro Forma Total
Total Proved Reserves:
Balance, December 31, 2012	159,310	205,849	365,159
Purchases of minerals-in-place	4,381	—	4,381
Sales of minerals-in-place	—	—	—
Extensions and discoveries	34	—	34
Revisions from drilling and recompletions	1,954	—	1,954
Revisions of previous estimates due to price	10,608	20,611	31,219
Revisions of previous estimates due to performance	(2,939)	—	(2,939)
Production	(14,328)	(23,634)	(37,962)
Balance, December 31, 2013	159,020	202,826	361,846
Proved Developed Reserves:
December 31, 2012	145,538	205,849	351,387
December 31, 2013	139,789	202,826	342,615
Proved Undeveloped Reserves:
December 31, 2012	13,772	—	13,772
December 31, 2013	19,231	—	19,231

	NGL (MBbls)
	Legacy Historical	WPX Acquisition Properties	Pro Forma Total
Total Proved Reserves:
Balance, December 31, 2012	4,631	6,337	10,968
Purchases of minerals-in-place	20	—	20
Sales of minerals-in-place	—	—	—
Extensions and discoveries	—	—	—
Revisions from drilling and recompletions	—	—	—
Revisions of previous estimates due to price	(403)	573	170
Revisions of previous estimates due to performance	143	—	143
Production	(316)	(669)	(985)
Balance, December 31, 2013	4,075	6,241	10,316
Proved Developed Reserves:
December 31, 2012	4,496	6,337	10,833
December 31, 2013	3,870	6,241	10,111
Proved Undeveloped Reserves:
December 31, 2012	135	—	135
December 31, 2013	205	—	205

Summarized in the following tables is information for our standardized measure of discounted cash flows relating to proved reserves as of December 31, 2013. Future cash flows are computed by applying the 12-month un-weighted first-day-of-the-month average price for the year ended December 31, 2013 to the year-end quantity of proved reserves. Future production, development, site restoration and abandonment costs are derived based on current costs assuming continuation of existing economic conditions. Federal income taxes have not been deducted from future production revenues in the calculation of standardized measure as each partner is separately taxed on their share of Legacy's taxable income. The information should be viewed only as a form of standardized disclosure concerning possible future cash flows that would result under the assumptions used, but should not be viewed as indicative of fair value. Reference is made to our Annual Report on Form 10-K for the year ended December 31, 2013 as well as to the historical statements of revenues and direct operating expenses of certain oil and natural gas properties acquired from WPX for a discussion of the assumptions used in preparing the information presented.

	December 31, 2013
	Legacy Historical	WPX Acquisition Properties	Pro Forma Total
	(In thousands)
Future production revenues	$6,205,770	$803,722	$7,009,492
Future costs:
Production	(2,738,136)	(524,243)	(3,262,379)
Development	(303,319)	—	(303,319)
Future net cash flows before income taxes	3,164,315	279,479	3,443,794
10% annual discount for estimated timing of cash flows	(1,607,335)	(70,278)	(1,677,613)
Standardized measure of discounted net cash flows	$1,556,980	$209,201	$1,766,181

The following table sets forth the principal sources of change in discounted future net cash flows:

	Year ended December 31, 2013
	Legacy Historical	WPX Acquisition Properties	Pro Forma Total
	(In thousands)
Increase (decrease):
Sales, net of production costs	$(301,301)	$(48,985)	$(350,286)
Net change in sales prices, net of production costs	78,402	94,001	172,403
Changes in estimated future development costs	23,062	—	23,062
Extensions and discoveries, net of future production
and development costs	183	—	183
Revisions of previous estimates due to infill drilling,
recompletions and stimulations	34,267	—	34,267
Revisions of previous quantity estimates due to performance	45,830	—	45,830
Previously estimated development costs incurred	29,527	—	29,527
Purchases of minerals-in place	102,239	—	102,239
Sales of minerals-in-place	(4,146)	—	(4,146)
Other	(12,432)	—	(12,432)
Accretion of discount	135,497	14,158	149,655
Net increase	131,128	59,174	190,302
Standardized measure of discounted future net cash flows:
Beginning of year	1,425,852	150,027	1,575,879
End of year	$1,556,980	$209,201	$1,766,181